UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: June 15, 2005
(Date of earliest event reported)

BIO-TRACKING SECURITY SYSTEMS INC.
(Exact name of registrant as specified in its charter)

FLORIDA	000-29915	65-0786722
State of incorporation	Commission File Number	IRS Employer Identification Number

1000 De La Gauchetiere West, Suite 2400, Montréal, Qc, H3B 4W5
(Address of principal executive offices)

Tel: (514) 448-2226
(Issuer's telephone number)

_______________________________________________
(Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On June 15, we completed our acquisition of Nord Oil, Inc., a Delaware corporation, pursuant to a Shares Exchange Agreement, the form of which is attached as Exhibit 2.1 hereto. At the effective time of the merger, the Shareholders of Nord Oil, Inc. agreed to exchange their Nord Oil, Inc. shares of common stock for the Bio-Tracking Security Systems, Inc. shares of common stock and Bio-Tracking Security Systems, Inc. agreed to exchange Bio-Tracking Security Systems, Inc. shares of common stock for the Nord Oil, Inc. shares of common stock. Consequently, Nord Oil, Inc. shall become a wholly owned subsidiary of Bio-Tracking Security Systems, Inc.

All of the outstanding shares of Nord Oil, Inc. common stock shall be exchanged by virtue of the merger into shares of our common stock (the “Merger Securities”). Each Shareholder of Nord Oil, Inc. shall surrender their outstanding shares of Nord Oil, Inc. common stock existing. Until so surrendered, any outstanding certificates or other documentation representing outstanding shares of Nord Oil, Inc. common stock, shall be deemed for all corporate purposes to be surrendered.

The foregoing description of the Agreement and Plan of Merger is qualified in its entirety by reference to the Agreement and Plan of Merger, the form of which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

This report contains forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. For a list and descriptions of such risks and uncertainties, see the reports filed by us with the Securities and Exchange Commission.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired.

The financial statements required by this Item 9(a) will be filed by amendment to the Form 8-K filed with the Securities and Exchange Commission on March 28, 2005, within the period permitted by Item 9(a)(4) of Form 8-K.

(b) Pro Forma financial information

The pro forma financial information required by this Item 9(b) will be filed by amendment to the Form 8-K filed with the Securities and Exchange Commission on March 28, 2005, within the period permitted by Item 9(a)(4) of Form 8-K.

(c) Exhibits

Exhibits	Description
2.1	Share Exchange Agreement by and between Nord Oil, Inc. and Bio-Tracking Security Systems, Inc., dated June 2, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-TRACKING SECURITY SYSTEMS INC.

DATE: June 28, 2005	By:	/s/ Jean-Francois Amyot
Jean-Francois Amyot
Chairman of the Board of Directors